                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Applied Graphics Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5) Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

(3) Filing party:

     ---------------------------------------------------------------------------

(4) Date Filed:

     ---------------------------------------------------------------------------

                                      LOGO

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 3, 1999

                            ------------------------

To our stockholders:

     Notice is hereby given that the 1999 annual meeting of stockholders of Applied Graphics Technologies, Inc. (the "Company") will be held at the Harmonie Club, 4 East 60th Street, New York, New York 10022 on Thursday, June 3, 1999, at 10:00 a.m., local time, for the following purposes:

          1. to elect nine directors of the Company for terms expiring at the 2000 annual meeting of stockholders;

          2. to approve an amendment of the Company's 1998 Incentive Compensation Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000, to an aggregate of 7,000,000; and

        3. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 9, 1999 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting at the annual meeting and during normal business hours, for ten days prior to the annual meeting, at the offices of the Company, 450 West 33rd Street, New York, New York 10001.

                                          By Order of the Board of Directors,
                                          [/s/ Martin D. Krall]
                                          MARTIN D. KRALL
                                          Secretary

Dated: April 30, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Applied Graphics Technologies, Inc. (the "Company") for use at the 1999 annual meeting of stockholders to be held at the Harmonie Club, 4 East 60th Street, New York, New York 10022, on Thursday, June 3, 1999, at 10:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     The Company is mailing its annual report for the fiscal year ended December 31, 1998, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 30, 1999.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the nine director nominees named in the proxy and approval of the amendment of the Company's 1998 Incentive Compensation Plan to increase the number of shares which may be issued under the plan. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to the Company's Corporate Secretary at its principal executive offices as follows: Applied Graphics Technologies, Inc., 450 West 33rd Street, New York, New York 10001, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on April 9, 1999 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of April 9, 1999, there were 22,394,772 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

                               SECURITY OWNERSHIP

     The information set forth below regarding beneficial ownership of the Common Stock has been presented in accordance with rules of the Securities and Exchange Commission (the "Commission") and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person has the sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days from the date set forth below through the exercise of any stock option or other right ("currently exercisable options").

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 10, 1999, information regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee to the Board, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person identified in the following table has sole voting and investment power with respect to the shares shown. Percentage ownership of Common Stock is based on 22,394,772 shares outstanding as of April 10, 1999.

                                                         SHARES OF           PERCENTAGE OF
                                                        COMMON STOCK       OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED    BENEFICIALLY OWNED
------------------------                             ------------------    ------------------
Applied Printing Technologies, L.P.(1)(2)..........      4,985,000                22.3%
Franklin Resources, Inc.(3)........................      1,498,230                 6.7
Putnam Investments, Inc.(4)........................      1,317,150                 5.9
Capital Guardian Trust Company(5)..................      1,119,200                 5.0
Mortimer B. Zuckerman(1)...........................             --                  --
Fred Drasner(1)....................................             --                  --
Marne Obernauer, Jr.(6)............................        514,799                 2.3
Melvin A. Ettinger(7)(8)...........................         80,000                   *
Diane Romano(7)....................................         90,000                   *
Louis Salamone, Jr.(7).............................         50,000                   *
Scott A. Brownstein(7).............................         90,000                   *
Georgia L. McCabe(7)...............................         56,000                   *
Martin D. Krall(7).................................         40,000                   *
John R. Harris(7)..................................         27,500                   *
Edward H. Linde(9).................................         37,500                   *
Howard Stringer(10)................................         50,000                   *
Linda J. Wachner(10)...............................         60,000                   *
John Zuccotti......................................             --                   *
David R. Parker....................................          2,000                   *
All directors, director nominees and executive
  officers as a group (16 persons) (11)............      6,002,799                26.3%

---------------
   * Represents holdings of less than 1%.

 (1) Applied Printing Technologies, L.P. ("Applied Printing") is a limited partnership in which Mr. Drasner, the Company's Chairman, Chief Executive Officer, Chief Operating Officer and a director, is a minority limited partner and Mr. Zuckerman, Chairman of the Company's Board, beneficially owns the remaining limited partnership interests, and Mr. Zuckerman is the sole stockholder of the corporate general partner and a corporate limited partner. Messrs. Zuckerman and Drasner comprise the board of directors of the corporate general partner of Applied Printing. Mr. Zuckerman is the sole stockholder of the corporate general partner and therefore can change at any time the members of the board of directors of that entity. Consequently, Mr. Zuckerman indirectly will be able to exercise substantial influence over the outcome of all matters submitted to a vote of the Company's stockholders, including election of the members of the Company's Board, amendment of the Company's Restated Certificate of Incorporation and the consummation of a merger, sale of substantially all of the Company's assets or other significant corporate transactions. The address of Applied Printing is 77 Moonachie Avenue, Moonachie, New Jersey 07074.

 (2) Shares shown are reported on a Schedule 13D dated April 26, 1996, as amended on September 4, 1997, November 26, 1997, September 1, 1998, October 5, 1998 and November 25, 1998, filed with the Commission. Voting power with respect to such shares is held by Mr. Zuckerman.

 (3) Shares shown are reported on a Schedule 13G dated January 22, 1999 filed with the Commission by Franklin Resources, Inc. ("Franklin Resources"), on behalf of itself and Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Shares shown are owned by one or more open or closed-end investment companies or other managed accounts advised by direct or indirect subsidiaries of Franklin Resources. Advisory agreements relating to these companies or accounts grant the adviser all investment and voting power over shares held by such companies and accounts. Charles and Rupert Johnson each hold in excess of 10% of the outstanding common stock of Franklin Resources. The address of the above persons is 777 Mariners Island Boulevard, San Mateo, California 94404.

 (4) Shares shown are reported on a Schedule 13G dated November 6, 1997, as amended January 16, 1998, September 8, 1998, September 17, 1998, November 6, 1998 and February 8, 1999, filed with the Commission by Putnam Investments, Inc. ("PI"), One Post Office Square, Boston, Massachusetts 02109, on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), 1166 Avenue of the Americas, New York, New York 10036, Putnam Investment Management, Inc. ("PIM"), One Post Office Square, Boston, Massachusetts 02109, and The Putnam Advisory Company, Inc. ("PAC"), One Post Office Square, Boston, Massachusetts 02109. PIM and PAC have dispository power over the shares of Common Stock as investment managers, but each of the mutual fund's trustees have voting power over the shares held by such fund and PAC has shared voting power over the shares held by the institutional clients. MMC and PI disclaim beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

 (5) Shares shown are reported on a Schedule 13G dated February 8, 1999 filed with the Commission by Capital Guardian Trust Company ("Capital"). Capital is a bank and is deemed the beneficial owner of the shares reported on the
     Schedule 13G through its service as investment manager of certain institutional accounts. Capital disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G. Capital's address is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3384.

 (6) Includes an aggregate of 7,200 shares held by Mr. Obernauer, Jr., as trustee, for trusts created for the benefit of his two sons, a niece and a nephew over which Mr. Obernauer, Jr. has sole voting and investment power.

 (7) Represents shares of Common Stock issuable upon exercise of currently exercisable options.

 (8) Mr. Ettinger has not served as a director of the Company since May 1998 and has not served as an officer of the Company since September 1998.

 (9) Includes 27,500 shares of Common Stock issuable upon exercise of currently exercisable options.

(10) Includes 40,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(11) Does not include Mr. Ettinger. Includes 461,000 shares of Common Stock issuable upon exercise of currently exercisable options.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

     The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company provide that the members of the Board are to be elected at the annual meeting of the stockholders. The number of directors that will constitute the entire Board as of the annual meeting is nine.

     If elected, the director nominees will serve a one-year term to expire at the 2000 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The Board has nominated the following nine persons for election to the Board: Mortimer B. Zuckerman, Fred Drasner, John R. Harris, Martin D. Krall, Marne Obernauer, Jr., David R. Parker, Howard Stringer, Linda J. Wachner and John Zuccotti.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Biographical information concerning each of the director nominees is presented on the following pages.

                      NOMINEES FOR ELECTION FOR 1999 TERM

                                                                     DIRECTOR
NAME                                                          AGE     SINCE
----                                                          ---    --------
Mortimer B. Zuckerman.......................................  61       1996
Fred Drasner................................................  56       1995
John R. Harris..............................................  50       1996
Martin D. Krall.............................................  58       1996
Marne Obernauer, Jr.........................................  55       1998
David R. Parker.............................................  55       1998
Howard Stringer.............................................  57       1996
Linda J. Wachner............................................  53       1996
John Zuccotti...............................................  61       1998

     Mortimer B. Zuckerman, Chairman of the Board of the Company, has been Chairman of the Board of Directors and a principal stockholder of Boston Properties, Inc. ("Boston Properties"), a national real estate development and management company, since 1970. He has been Chairman of U.S. News & World Report, L.P. ("U.S. News") and Editor-in-Chief of U.S. News & World Report since 1985, Chairman of Daily News, L.P. ("Daily News") and Co-Publisher of the New York Daily News since 1993, and Chairman of The Atlantic Monthly Company since 1980. Mr. Zuckerman has served as Chairman of Fast Company Media Group, L.L.C. ("Fast Company") and President of FC Holdings, L.L.C., its majority owner, since January 1999. Mr. Zuckerman also serves as a director of Snyder Communications, Inc. ("Snyder").

     Fred Drasner, Chairman, Chief Executive Officer, Chief Operating Officer and a director of the Company, has been the Chief Executive Officer of Daily News and Co-Publisher of the New York Daily News since 1993, the Co-Chairman since 1998, Chief Executive Officer from 1995 to 1998, and President from 1985 to 1997 of U.S. News, the Chairman and Chief Executive Officer of Applied Printing since 1988, and the Co-Chairman since 1998 and Vice-Chairman and Chief Executive Officer from 1986 to 1998 of The Atlantic Monthly Company. Mr. Drasner has served as Co-Chairman of Fast Company since January 1999.

Mr. Drasner was also senior counsel to Shaw Pittman Potts & Trowbridge until his resignation in April 1996. Mr. Drasner also serves as a director of Snyder.

     John R. Harris was a Corporate Vice President at Electronic Data Systems Corp. ("EDS") from 1997 through March 1999 where he was responsible for marketing and corporate strategy. From 1989 to 1997, he served as a Vice President of the Communications Industry Group at EDS where he was responsible for four business units directed toward wirelines, wireless, media and interactive services markets. Mr. Harris also serves as a director of CapRock Communications Corp.

     Martin D. Krall, Executive Vice President, Chief Legal Officer, Secretary and a director of the Company, has been since January 1995 Executive Vice President and Chief Legal Officer of the Daily News, Applied Printing, The Atlantic Monthly Company and U.S. News. Mr. Krall has served as Executive Vice President and Secretary of Fast Company and FC Holdings, L.L.C., its majority owner, since January 1999. Prior to 1995, Mr. Krall was a partner in the law firm of Shaw Pittman Potts & Trowbridge where he was a member of the Management Committee from 1978 to 1994, and Vice Chairman of such Committee from 1991 to 1994. From 1995, Mr. Krall was also senior counsel to Shaw Pittman Potts & Trowbridge until his resignation in April 1996.

     Marne Obernauer, Jr., Vice Chairman, served as Chairman of the Board of Directors from 1986 and Chief Executive Officer from 1980 of Devon Group, Inc. ("Devon") until Devon's merger with and into a wholly-owned subsidiary of the Company in May 1998. He has been a director of The Advest Group, Inc. since January 1998.

     David R. Parker has been the Vice Chairman of AmeriServe Food Distribution, Inc. since May 1998. Previously, Mr. Parker served as Chairman of ProSource, Inc., a food service distributor, since its formation in 1992. Mr. Parker also serves on the Board of Directors of Premark International, Inc. and Tupperware Corporation.

     Howard Stringer has been the Chairman and Chief Executive Officer of Sony Corporation of America since December 1998 and served as its President from 1997 to December 1998. Before joining Sony, Mr. Stringer was Chairman and Chief Executive Officer of Tele-TV from 1995 to 1997, a joint venture among NYNEX, Pacific Telesis, and Bell Atlantic, to provide home video delivery through telephone lines. Before joining Tele-TV, Mr. Stringer was President of CBS/Broadcast Group from 1988 to 1995 where he oversaw all broadcast operations, including news, sports, entertainment and network-owned stations.

     Linda J. Wachner has been a director, President and Chief Executive Officer of The Warnaco Group, Inc. since August 1987 and Chairman of the Board since August 1991. Ms. Wachner has also served as Chairman and Chief Executive Officer of Authentic Fitness Corporation since May 1990. Ms. Wachner serves as a director of the New York Stock Exchange, Inc.

     John Zuccotti has been Chairman of Brookfield Financial Properties, Inc. (formerly World Financial Properties) since 1996. Mr. Zuccotti served as President and Chief Executive Officer of Olympia & York Companies (USA) since January 1990. He has been a senior counsel at Weil, Gotshal & Manges LLP since 1997. Mr. Zuccotti also serves as a director of eight funds of The Dreyfus Corporation and as a trustee of Columbia University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held eleven meetings during the Company's 1998 fiscal year and also took action twice by unanimous written consent. During fiscal year 1998, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served), except for Mr. Stringer, who attended 62% of all such meetings.

     The Board currently has a standing Audit Committee and a standing Compensation Committee. It does not currently have a standing nominating committee.

     The Audit Committee currently consists of Ms. Wachner, Mr. Stringer and Edward H. Linde. The Audit Committee met once during fiscal year 1998. The Audit Committee is responsible for recommending to the full Board the selection of the Company's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

     The Compensation Committee, which met once during fiscal year 1998 and also took action eight times by unanimous written consent, currently consists of Ms. Wachner and Messrs. Harris, Stringer, Parker and Zuccotti. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers and administering the Company's stock option plans.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company ("non-employee directors") receive from the Company $1,000 for each Board or committee meeting attended and reimbursement of expenses incurred in attending such meetings. Directors are also eligible to receive options to purchase Common Stock under the Company's 1998 Incentive Compensation Plan, as amended (the "Incentive Compensation Plan"). Prior to 1998, directors were eligible to receive options to purchase Common Stock under the Company's Non-Employee Director Non-Qualified Stock Option Plan (the "Director Plan") or the 1996 Stock Option Plan (the "Employee Plan"). The Company has suspended grants under the Director Plan and the Employee Plan.

     Prior to 1998, non-employee directors who were eligible to receive non-qualified stock options under the Director Plan received grants of options to purchase 25,000 shares of Common Stock upon commencement of service as a director. These options vested ratably over a two-year period and had a term of ten years. Also under this plan, each non-employee director then in office was automatically granted, on the anniversary date of his or her commencement of service as a director, a fully-vested, non-qualified option to purchase 5,000 shares of Common Stock at a per share exercise price equal to its fair market value on such date. Under the Director Plan, Ms. Wachner and Messrs. Stringer, Harris and Linde each received grants of options to purchase 25,000 shares of Common Stock in April 1996 at a per share exercise price of $12.00 and received grants of options to purchase 5,000 shares each in each of April 1997 and 1998 at per share exercise prices of $34.00 and $51.75, respectively.

     Prior to 1998, directors who were key employees of the Company were eligible to receive stock options under the Employee Plan. Options granted under this plan vested pursuant to a schedule determined by the Compensation Committee, in its discretion, over a five-year period and had a term of ten years. Under the Employee Plan, in April 1996, Mr. Krall received a grant of options to purchase 100,000 shares of Common Stock at an exercise price of $12.00 per share.

     Under the Incentive Compensation Plan, employees, non-employee directors, certain affiliated persons and independent contractors of the Company may be granted cash awards, options to purchase Common Stock, stock appreciation rights, stock awards, stock units, performance shares and performance units. Options to purchase Common Stock granted under the Incentive Compensation Plan have a term of ten years and, except for those granted to non-employee directors, vest over a five-year period pursuant to a vesting schedule determined by the committee administering the plan or, in lieu thereof, a vesting schedule specified in the plan. Under this plan, in August 1998, Mr. Krall received a grant of options to purchase 100,000 shares of Common Stock at a per share exercise price of $42.00. Each non-employee director is granted options to purchase 25,000 shares of Common Stock upon commencement of his or her service as a director that vest ratably over a two-year period. Under this plan, in May 1998, Messrs. Parker and Zuccotti each received grants of options to purchase 25,000 shares of Common Stock at a per share exercise price of $47.75. In addition, each non-employee director then in office is automatically granted, on the anniversary date of his or her commencement of service as a director, a fully-vested, non-qualified option to purchase 5,000 shares of Common Stock at a per share exercise price equal to its fair market value on such date. In April 1999, Messrs. Harris, Linde and Stringer and Ms. Wachner each received grants of options to purchase 5,000 shares of Common Stock at an exercise price of $7.063 per share.

     In September 1998, all of the options that were granted to directors in April 1997, April 1998, May 1998 and August 1998 were cancelled and new options were issued in the same number and at a per share exercise price of $22.50. Vesting for all such options commenced on September 25, 1998. See "Report of the Compensation Committee of the Board of Directors of the Company on Executive Compensation -- Report on Repricing of Options."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the five other most highly compensated executive officers (the "Named Executive Officers") for fiscal years 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                              ANNUAL COMPENSATION             AWARDS
                                        -------------------------------    ------------
                                                                            NUMBER OF
                                                           OTHER ANNUAL     SECURITIES     ALL OTHER
                                        SALARY     BONUS   COMPENSATION     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)        ($)          OPTIONS(#)        ($)
---------------------------     ----    -------    -----   ------------    ------------   ------------
Fred Drasner, Chairman,         1998    300,000     --           (1)              --             --
  Chief Executive Officer       1997    300,000     --           (1)              --             --
  and Chief Operating Officer   1996         --     --       265,000(2)           --             --

Melvin A. Ettinger, Vice        1998    271,984(3)  --        57,745(5)           --         85,069(6)
  Chairman and Chief            1997    350,000     --        75,644(5)           --          4,300(7)
  Operating Officer             1996    262,500(4)  --        53,235(5)      200,000          3,870(7)

Diane Romano, President         1998    275,339(8)  --        32,581(10)          --             --
                                1997    250,000     --        33,381(10)          --             --
                                1996    250,000(9)  --        33,382(10)     225,000             --
Scott A. Brownstein,            1998    259,464(8)  --           (1)              --             --
  Executive Vice President      1997    225,000     --           (1)              --             --
  and Chief Technology          1996    225,000(9)  --           (1)         225,000             --
  Officer

Louis Salamone, Jr., Senior     1998    259,401(8)  --           (1)          65,000             --
  Vice President and Chief      1997    240,000     --           (1)              --             --
  Financial Officer             1996    140,000(11)  --          (1)         125,000             --

Georgia L. McCabe, Senior       1998    233,965(8)  --           (1)              --             --
  Vice President                1997    198,400     --           (1)              --             --
                                1996    198,400(9)  --           (1)         140,000             --

---------------
 (1) The Named Executive Officer received perquisites or other personal benefits in the years shown, although the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of his/her salary and bonus in such year.

 (2) Of such total amount, Mr. Drasner received $25,000 per month from the Company from May through December 1996, and received $25,000 per month from January through April 1996 through his partnership interest in Applied Printing. Of the amounts received through his partnership interest in Applied Printing, 65% was allocated as compensation for services rendered to the divisions that became the Company upon the initial public offering of the Common Stock.

 (3) Mr. Ettinger resigned from the Company effective September 11, 1998. The amount shown represents payments from January to September 11, 1998 based on an annual salary of $350,000 plus accrued vacation.

 (4) Mr. Ettinger received compensation from April to December 1996 based on annual salary of $350,000.

 (5) The amount shown represents reimbursements for a leased automobile, automobile insurance and a driver.

 (6) The amount shown represents $80,769 received by Mr. Ettinger as severance payments and $4,300 for life insurance premiums paid on a policy in Mr. Ettinger's name.

 (7) The amount shown represents life insurance premiums paid on a policy in Mr. Ettinger's name.

 (8) On April 28, 1998, Ms. Romano, Mr. Brownstein and Ms. McCabe received increases in base salary from $250,000, $225,000 and $198,400, respectively, to $298,000, $275,000 and $250,000, respectively. On June 3, 1998, Mr. Salamone received an increase in base salary from $240,000 to $290,000.

 (9) Such amount includes payments from Applied Printing from January through April 1996 for services to the divisions of Applied Printing that became the Company upon the initial public offering of the Common Stock.

(10) The amount shown represents payment by the Company of apartment rent for a residence in New York City maintained partially for the Company's benefit and the reimbursement for a leased automobile and automobile insurance.

(11) Mr. Salamone served as a consultant to the Company from April 1996 to June 1996 when he commenced his full-time position as Chief Financial Officer. He received compensation from June to December 1996 based on an annual salary of $240,000.

STOCK OPTION GRANTS IN FISCAL YEAR 1998

     No stock options were granted during fiscal year 1998 to Named Executive Officers other than Louis Salamone, Jr. The following table sets forth information concerning the stock options granted during 1998 to Mr. Salamone, Jr.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL
                                                                                        RATE OF STOCK PRICE
                                                                                         APPRECIATION FOR
                                                   INDIVIDUAL GRANTS                        OPTION TERM
                                    ------------------------------------------------    -------------------
                                    NUMBER OF    % OF TOTAL
                                    SECURITIES    OPTIONS
                                    UNDERLYING   GRANTED TO    EXERCISE
                                     OPTIONS     EMPLOYEES      PRICE     EXPIRATION     5%         10%
NAME                                 GRANTED      IN 1998       ($/SH)       DATE        ($)        ($)
----                                ----------   ----------    --------   ----------    -----    ----------
Louis Salamone, Jr................    65,000(1)      2.9%(2)    22.50      9/25/08        0       $697,685

---------------
(1) Represents options received in exchange for an equivalent number of options granted in August 1998 at an exercise price of $42.00 per share. See "Report of the Compensation Committee of the Board of Directors of the Company on Executive Compensation -- Report on Repricing of Options."

(2) Based on total grants of options to purchase 2,212,500 shares of Common Stock, which excludes grants of options to purchase 2,250,500 shares of Common Stock that were cancelled and reissued during 1998.

     No Named Executive Officer exercised stock options in fiscal year 1998. The following table sets forth information concerning the number and value of unexercised stock options granted to Named Executive Officers at December 31, 1998.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                       1998 FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                     OPTIONS AT FISCAL              OPTIONS AT FISCAL
                                                        YEAR-END(#)                    YEAR-END($)
NAME                                            (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
----                                            ---------------------------    ---------------------------
Fred Drasner..................................             --/--                           --/--
Melvin A. Ettinger............................         80,000/80,000                  360,000/360,000
Diane Romano..................................         90,000/90,000                  405,000/405,000
Scott A. Brownstein...........................         90,000/90,000                  405,000/405,000
Louis Salamone, Jr............................         50,000/115,000                 225,000/225,000
Georgia L. McCabe.............................         56,000/56,000                  252,000/252,000

     The following table sets forth information concerning the repricing by the Company of stock options held by Louis Salamone, Jr. during fiscal year 1998. No other stock options held by Named Executive Officers were repriced during fiscal year 1998.

                           TEN-YEAR OPTION REPRICINGS

                                        NUMBER OF                                                  LENGTH OF
                                        SECURITIES     MARKET       EXERCISE                        ORIGINAL
                                        UNDERLYING    PRICE OF      PRICE AT                      OPTION TERM
                                         OPTIONS      STOCK AT      TIME OF           NEW          REMAINING
                                         REPRICED      TIME OF    REPRICING OR      EXERCISE       AT DATE OF
                                        OR AMENDED    REPRICING    AMENDMENT         PRICE        REPRICING OR
NAME                           DATE        (#)           ($)          ($)             ($)          AMENDMENT
----                          -------   ----------    ---------   ------------   --------------   ------------
Louis Salamone, Jr..........  9/25/98     65,000        12.81        42.00           22.50         9.88 years
Senior Vice President and
Chief Financial Officer

EXECUTIVE EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with each of Ms. Romano, Mr. Salamone, Mr. Brownstein and Ms. McCabe. Each agreement will expire in mid-2000, contains a noncompete provision applicable during the term (and any extensions thereof). Each agreement also contains a nonsolicitation provision applicable during the term (and any extensions thereof) and for one year after termination of employment with the Company. The agreements provide for salary per year of $298,000, $290,000, $275,000 and $250,000, respectively, and that the named employee is eligible to receive a discretionary bonus and options to purchase shares of Common Stock.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                          OF DIRECTORS OF THE COMPANY
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company's incentive plans. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long term success of the Company.

BASE SALARY

     Base salaries of the executive officers are established by evaluating the requirements of the position and the contribution of the executive with respect to Company performance and the executive's responsibilities. In determining executive officer salaries, the Compensation Committee generally sets base salaries at or below competitive levels, with total potential compensation (including bonuses and stock options) targeted at or above competitive levels. The Compensation Committee relies on, among other things, recommendations from the Chief Executive Officer in making such determinations.

     The base salary received by Mr. Drasner, the Company's Chief Executive Officer, in 1998 was $300,000. Mr. Drasner's compensation was determined prior to the Company's initial public offering and the formation of the Compensation Committee. For this reason, the Compensation Committee did not determine the amount of compensation received by Mr. Drasner in 1996. The Compensation Committee, however, did review Mr. Drasner's compensation in February 1997 and determined that such compensation would remain at $300,000. In connection with Mr. Drasner's assumption of additional responsibilities as Chief Operating Officer of the Company in October 1998, the Compensation Committee determined that it would review Mr. Drasner's compensation for 1999 and thereafter, and would retain an independent consultant to advise the Committee with respect to the appropriate level of compensation for Mr. Drasner based on, among other things, compensation levels of chief executive and chief operating officers at comparable size companies.

     Since the Company's initial public offering, Mr. Krall, the Company's Executive Vice President, Chief Legal Officer and Secretary, has not received any compensation from the Company; all this compensation was received from an affiliate of the Company that employs Mr. Krall. Given the substantial amount of time Mr. Krall is expected to devote to Company matters in 1999, this affiliate has asked that a portion of Mr. Krall's compensation be reimbursed to the affiliate by the Company. The Compensation Committee intends to review during 1999 the appropriate level of reimbursement to be paid to the affiliate for 1999 and thereafter.

ANNUAL CASH BONUSES

     The Company may pay annual cash bonuses to its executive officers based on such factors as the Compensation Committee may consider relevant in any given year. No cash bonuses were awarded in 1998.

LONG-TERM INCENTIVES

     The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Company's incentive plans. The Compensation Committee determines the size and frequency of option grants for executive officers after consideration of recommendations of the Chief Executive Officer. Such recommendations are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each executive officer to the Company and previous option grants to such executive officers. Stock options granted to executive officers are generally nonqualified stock options with exercise prices that equal the fair market value of the Company's Common Stock on the date of grant and vest in increments over a five-year period.

     Each of the Named Executive Officers received option grants in 1996. In September 1998, the Compensation Committee awarded Mr. Krall and Mr. Salamone, Jr. options to purchase 100,000 and 65,000 shares of Common Stock, respectively, at an exercise price of $22.50. See "Board of Directors and Committees of the Board -- Compensation of Directors" and "-- Report on Repricing of Options." Mr. Drasner is eligible to receive stock options under the terms of the Company's incentive plans; however, the Compensation Committee has not granted stock options to Mr. Drasner given his substantial interest in the Company through his limited partnership interest in Applied Printing.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. The Committee's policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company's stock incentive plans currently is excluded from the $1 million limit as "qualified performance-based compensation" under the rules contained in applicable Treasury regulations. None of the Company's executive officers received compensation in 1998 in excess of the limits imposed under Section 162(m). The Compensation Committee intends to continue to qualify compensation attributable to stock options as "qualified performance-based compensation" within the meaning of Section 162(m).

REPORT ON REPRICING OF OPTIONS

     In September 1998, the Compensation Committee considered the options held by the Company's employees, including executive officers, and directors and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's option plans having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options").

     The Compensation Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Compensation Committee also determined that unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with lower exercise prices, and the morale of such longer term employees would suffer as a consequence. The Compensation Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Compensation Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its stockholders was both important and cost effective.

     Considering these factors, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for optionholders holding Underwater Options to remain with the Company by canceling substantially all of the Underwater Options and issuing new options pursuant to the Incentive Compensation Plan with a lower exercise price in exchange for the cancellation of the Underwater Options. The Committee also determined that, in exchange for the lower exercise price, the vesting schedule for the new options should commence on the date the new options were granted and that all prior vesting on the Underwater Options would be forfeited. Options for a total of 2,250,500 shares with exercise prices ranging from $34.00 to $55.75 per share were exchanged for the new options for an equal number of shares at an exercise price of $22.50 per share. The closing price of the Common Stock on the date the replacement options were issued was $12 13/16. The vesting schedule for all replacement options commenced on September 25, 1998.

                                          COMPENSATION COMMITTEE:

                                          David R. Parker, Chairman
                                          John R. Harris
                                          Howard Stringer
                                          Linda J. Wachner
                                          John Zuccotti

            APPROVAL OF AMENDMENT OF THE INCENTIVE COMPENSATION PLAN
                     TO INCREASE THE TOTAL NUMBER OF SHARES
                       THAT MAY BE ISSUED UNDER THE PLAN

                                  (PROPOSAL 2)

     The Company maintains the Incentive Compensation Plan pursuant to which cash awards, stock options, stock appreciation rights, stock awards, stock units, performance shares and performance units may be granted to certain employees, non-employee directors, independent contractors and certain affiliated persons who have been designated by the Board to be eligible under the plan. The number of shares of Common Stock reserved for issuance under the Incentive Compensation Plan is currently 4,000,000. As of April 10, 1999, stock options to purchase 2,311,500 shares of Common Stock were outstanding under this plan. Unless sooner terminated by the Board, the Incentive Compensation Plan terminates in May 2008.

     The Board has approved, subject to stockholder approval, amending the Incentive Compensation Plan to increase the aggregate number of shares of Common Stock that may be issued under the Incentive Compensation Plan from 4,000,000 shares to 7,000,000 shares. The purpose of the Incentive Compensation Plan is to offer eligible participants additional incentive and encouragement to put forth maximum effort toward the growth, profitability and success of the Company and its subsidiaries through providing incentives to such persons or entities through cash payments and/or the ownership and performance of the Common Stock. The Board believes that the proposed increase is essential to permit the Company to provide long-term, equity-based incentives to eligible participants.

     Approval of the amendment of the Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE AMENDMENT OF THE COMPANY'S INCENTIVE COMPENSATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN.

     Set forth below is a summary of the material provisions of the Incentive Compensation Plan to the extent not described above.

     The Incentive Compensation Plan is currently administered by the Board's Compensation Committee, although it may be administered by the Board or by another committee or subcommittee of the Board appointed by the Board. Employees of the Company and its subsidiaries, non-employee directors of the Company, certain affiliated persons who have been designated as such by the Board and certain independent contractors who render services to the Company or its subsidiaries are eligible participants under the Incentive Compensation Plan. In April 1999, the Board amended the plan to reduce from 4,000,000 to 1,000,000 the number of shares of Common Stock that may be granted to any single participant during the life of the plan. The maximum dollar amount that may be paid to a single participant with respect to all awards granted to such participant measured in cash during the life of the plan is $30,000,000.

     The Incentive Compensation Plan calls for appropriate adjustments to be made to the number of shares of Common Stock subject to the plan in the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other similar changes to the Company's capital structure.

     Stock Options. The Compensation Committee may grant stock options to eligible participants and, in its sole discretion, determine the participants who will receive such grants of options, the number of shares of Common Stock underlying each stock option and the exercise price of each stock option. The Compensation Committee may grant incentive stock options or non-qualified stock options under the plan. The exercise price of stock options may not be lower than the fair market value of the Common Stock on the date of grant, except in the case of non-qualified stock options regarding which the Compensation Committee, in its sole discretion and due to special circumstances, determines otherwise on the date of grant. Stock options vest on a schedule determined by the Compensation Committee, or, in lieu thereof, on a five-year schedule in which the options vest 20%, 25%, 30%, 35% and 100% on the first five anniversaries of the date of grant. Each non-employee director is granted options to purchase 25,000 shares of Common Stock upon commencement of his or her service as a director that vest ratably over a two-year period and also receives an automatic grant, on each anniversary date of his or her commencement of service as a director, fully-vested, non-qualified options to purchase 5,000 shares of Common Stock at a per share exercise price equal to the fair market value on such date.

     Other Awards. The Compensation Committee may grant cash awards, stock appreciation rights, stock awards, stock units, performance shares and performance units to eligible participants. All such awards are subject to such terms and conditions established by the Compensation Committee, in its sole discretion, including the vesting date and criteria for vesting of such award, the performance goals, if any, to which the grant is subject and the right of the Company to reacquire for no consideration, or require the participant to repay, the award upon termination of the participant's employment within specified periods.

     In the event of a change of control of the Company, the Compensation Committee may, in its sole discretion, take such actions as it deems appropriate with respect to outstanding awards, including acceleration of vesting or payout of such awards, termination of such outstanding awards (after payment to holders of an amount equal to the value of such award on the date of the change in control or, with respect to shares of Common Stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of Common Stock immediately prior to the change in control over the exercise price of such stock option or stock appreciation right) or providing for assumption of such awards by the entity that acquires control of the Company.

     Upon the termination of the employment of a participant for reasons other than cause, non-vested portions of awards will be immediately forfeited and all vested portions of awards will be exercisable for a period of 12 months (in cases of termination because of death or disability) or 90 days (in cases of termination for other reasons) or such time as the grant would otherwise expire. All awards to employees terminated for cause will be immediately forfeited.

     The Board may amend, suspend or terminate the Incentive Compensation Plan at any time, provided that such action does not reduce the amount of any outstanding award or change the terms and conditions of any outstanding award without the participant's consent. However, approval by the Company's stockholders is required for amendments that increase the total number of shares which may be issued under the plan, increase the maximum number of shares or maximum dollar amount of awards that may be paid to any individual under the plan or modify the requirements as to eligibility for awards under the plan.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     Mortimer B. Zuckerman, Chairman of the Board of Directors, served on the Compensation Committee prior to his resignation from such committee effective December 17, 1998. Mr. Zuckerman beneficially owns the shares of the Company's Common Stock owned by Applied Printing, beneficially owns a majority of U.S. News and Daily News and is a greater than 10% beneficial owner of common stock of Boston Properties and Snyder and serves as Chairman of the Board of Directors and as a director of those companies, respectively. Additionally, Mr. Drasner is a minority limited partner of Applied Printing, U.S. News and Daily News and is a director and a beneficial owner of common stock of Snyder. The following is a description of certain transactions between the Company and Applied Printing, U.S. News, Daily News, Boston Properties and Snyder, respectively.

CONTENT MANAGEMENT AND DIGITAL IMAGING SERVICES FOR AFFILIATES

     The Company provides a variety of services for affiliates. It provides content management services to U.S. News under an agreement that expires December 31, 2000 and is renewable annually thereafter by mutual agreement of the parties. In addition, the Company provides content management services to a New York Daily News periodical, digital archiving services to the New York Daily News, and certain advertising make-up and related graphic services for Daily News' publications, all under agreements which are renewable annually by mutual agreement of the parties. The Company also performs additional services for U.S. News,

Daily News and Applied Printing on a per project basis. The Company's 1998 revenues included approximately $6,730,000, $8,876,000 and $6,489,000 for services performed for each of U.S. News, Daily News and Applied Printing, respectively. The Company believes that the terms under which it provides these services to U.S. News, Daily News and Applied Printing are no less favorable to the Company than those under which it provides these services to similar unaffiliated entities.

     In September 1998, Agile Enterprise, Inc., a wholly-owned subsidiary of the Company, entered into an agreement to license certain software to U.S. News. The Company's 1998 revenues include $1,510,000 recognized under this agreement. The Company believes that the terms of this agreement are no less favorable to the Company than those under which Agile licenses such software to unaffiliated businesses.

SHARED SERVICES AGREEMENTS

     The Company entered into shared services agreements in 1996 with U.S. News and Daily News, under which both U.S. News and Daily News provide services to the Company. Under these agreements, which were for one year terms and are renewable annually, the Company was required to pay the stated amounts regardless of actual use of the services and was required to pay additional amounts for any non-routine services and fees, costs or expenses of third parties. During 1998, the Company incurred charges of approximately $193,000 from U.S. News for certain legal services and data processing services and approximately $315,000 from Daily News for certain legal services, specifically related to employment and labor issues and for management information services.

     These agreements were modified as of January 1, 1999. For 1999 and thereafter, upon mutual agreement of the parties, the Company will pay a percentage of the costs associated with U.S. News and Daily News employees who provide services to the Company based on the percentage of each such employees' total time that is devoted to Company-related matters. The Company believes that this allocation of expenses for the covered services is fair and is less than the cost of obtaining these services from unaffiliated parties or the cost of providing all of these services internally.

     In addition, during 1998 the Company jointly implemented new financial systems with Daily News and U.S. News The software vendor costs incurred for this project have been divided among the Company and its affiliates on the basis of either specific identification or an allocation of common charges based on an estimate of the number of end users. The Company incurred charges of $3,810,000 during 1998 related to the software vendor for this project. The Company also received certain merger and acquisition services from Daily News personnel in 1998 for which the Company was charged $251,000.

OTHER TRANSACTIONS

     The Company subleases approximately 11,500 square feet of space at the headquarters of U.S. News in Washington, D.C. from U.S. News. Such space is used primarily to perform content management services for U.S. News. The amounts incurred by the Company for the sublease in fiscal year 1998 totaled approximately $306,000, and correspond to the amounts U.S. News is required to pay for space under the prime lease.

     The Company subleased from Applied Printing, for a term of two years which expired in April 1998, that portion of the space it used at the Applied Printing facility in New York City at a fixed annual payment, which included charges for occupancy-related and telecommunications services (without escalation or payment of any other charges). The Company incurred occupancy charges of approximately $106,000 during 1998 with respect to this space. The Company believes that the terms of this lease arrangement were fair and comparable to the amount it would have paid to unaffiliated third parties for comparable space.

     In 1998, Boston Properties provided $1,949,000 of construction services to the Company related to office space occupied by the Company in New York City. The Company believes that the terms of this arrangement were fair and comparable to the amount it would have paid to unaffiliated third parties for such services.

     Applied Printing provides printing services to the Company on a per project basis. In 1998, the Company incurred charges of approximately $5,972,000 for such services.

     In connection with the May 1998 merger of Devon with and into a wholly owned subsidiary of the Company, Marne Obernauer, Jr. received 507,599 shares of Common Stock and $25,379,970 in cash in exchange for his interests in Devon. At the time of the merger, such shares of Common Stock were worth approximately $24,238,000. In addition, Mr. Obernauer, Jr. received, as trustee, 7,200 shares of Common Stock and $360,000 in cash for the interests held by trusts created for the benefit of his two sons, a niece and a nephew over which Mr. Obernauer, Jr. has sole voting and investment power. At the time of the merger, such shares of Common Stock were worth approximately $344,000. The compensation received by Mr. Obernauer, Jr. and the trusts over which he has voting and investment power did not differ, on a pro rata basis, from the compensation received by other shareholders of Devon for their interests. Mr. Obernauer, Jr. was elected to the Board at the Company's 1998 annual meeting.

VENDOR AGREEMENT

     The Company is a major purchaser of certain types of products. Because of the dollar amount of the products it purchases, the Company has been in a position to enter into arrangements with vendors pursuant to which the vendors pay rebates and, in some instances, prepay to the Company a rebate based upon a specified dollar volume of products purchased by the Company over a given time period. The Company is entitled to retain the prepaid amount in full if it purchases the stated volume, and would be obligated to repay all or a portion of the amount depending on the difference between the stated volume and the volume actually purchased. In 1995, the Company received prepaid rebates aggregating approximately $2.7 million, which has been and will be earned based on purchases made and to be made from 1996 through 2000. The Company expects approximately $767,000 of rebates earned in 1998 to be applied to its obligation related to prepaid rebates. The agreement was extended by the parties, effective July 1, 1998, through December 31, 2001. Minimum purchase obligations have been satisfied to date, and the Company expects, through its normal purchasing requirements, to purchase the amounts necessary to earn rebates with respect to the period through 2001 in excess of the amount to be deducted by the vendor.

     In connection with this agreement, the vendor's affiliate loaned $15 million to Mr. Zuckerman. The loan, which matured on December 31, 1998, bore interest at the lender's commercial paper rate and was repaid in full in January 1999. The Company believes that the terms for its purchases of the products covered by this agreement are no less favorable to the Company than those that could be obtained from another vendor.

ARRANGEMENTS WITH SNYDER COMMUNICATIONS, INC.

     In 1998, the Company received payments of approximately $2 million from Snyder for services provided in 1997 in connection with licensing agreements related to the Company's Digital Portrait Studio System, and received payments of approximately $500,000 from Snyder for certain equipment associated with use of the licensed software.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Common Stock compared to the Nasdaq Composite Stock Index and a self-constructed peer group index for the periods between April 17, 1996 (the date the Common Stock began trading on Nasdaq National Market) and December 31, 1998 (the last trading day in fiscal year 1998). The peer group index is composed of American Greetings Corporation (Class A), Cunningham Graphics International, Inc., Gibson Greetings, Inc., Master Graphics, Inc., Schawk, Inc. and Unidigital Inc., all of which are public companies with significant operations in the prepress or publishing industries. The total stockholder return on each company included in the peer group index has been weighted according to such company's capitalization at the beginning of each period. The graph assumes $100 was invested on April 17, 1996 in (1) the Common Stock, (2) the Nasdaq Composite Stock Index and (3) the peer group index, and assumes reinvestment of dividends.
[PERFORMANCE GRAPH]

                                                    APPLIED GRAPHICS
                                                   TECHNOLOGIES, INC.              PEER GROUP            NASDAQ COMPOSITE INDEX
                                                   ------------------              ----------            ----------------------
4/17/96                                                     100                         100                         100
6/28/96                                                   110.7                          88                       105.7
9/30/96                                                   111.2                       103.8                       109.5
12/31/96                                                  217.8                       108.3                       115.2
03/31/97                                                  264.8                       119.7                         109
6/30/97                                                   287.2                       137.4                       128.7
9/30/97                                                   420.6                       142.6                       150.4
12/31/97                                                  388.1                       147.2                       140.1
3/31/98                                                   250.8                       170.8                         183
6/30/98                                                   342.1                       190.7                         169
9/30/98                                                    93.5                       152.2                       151.1
12/31/98                                                  123.4                       152.8                       185.6

     The Nasdaq Composite Stock Index has been selected as a broad equity market index. The peer group identified above was selected because the Company believes that such group represents companies whose primary activities are in the prepress or publishing industries. The Company performs certain other services such as digital image archiving, broadcast media distribution services, and provides on-site facilities management services that the peer group may not perform. The Company believes, however, that since approximately 77% of its 1998 revenues were from content management services and approximately 14% were from publishing services, the peer group selected provides a meaningful basis for comparison. American Greetings Corporation (Class A), Cunningham Graphics International, Inc., Gibson Greetings, Inc. and Master Graphics, Inc. were added to the peer group for the year ended December 31, 1998. CKS Group, Inc. was removed from the peer group for the year ended December 31, 1998 due to its acquisition in December 1998 by USWeb Corporation, whose principal business, provision of Internet-related professional services and marketing communications, is not sufficiently similar to the Company's to warrant inclusion in the peer group. Devon was removed from the peer group for the year ended December 31, 1998 due to Devon's merger with and into a wholly-owned subsidiary of the Company in May 1998.

                            INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP will serve as independent accountants of the Company for the fiscal year ending December 31, 1999. Audit services performed for the Company during fiscal year ended December 31, 1998 included examination of the Company's financial statements. Deloitte & Touche LLP has informed the Company that it has no material direct or indirect interest in the Company.

     Deloitte & Touche LLP has acted as the Company's independent accountants since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Commission to furnish the Company with copies of all Section 16(a) reports (specifically, Forms 3, 4 and 5) they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that, other than noted below, all of its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998. Jonathan Swindle, Senior Vice President, Administration, and David E. Aderhold, Senior Vice President, Operations, did not timely file Forms 3.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to rules of the Commission, in order for stockholder proposals to be included in the Company's proxy statement and proxy for the 2000 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in New York City no later than December 31, 1999.

     Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2000 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 16, 2000. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company's annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                                          By Order of the Board of Directors,
                                          [/s/ Martin D. Krall]
                                          MARTIN D. KRALL
                                          Secretary

Dated: April 30, 1999

   STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

           1998 INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

               (AS PROPOSED TO BE AMENDED IN CONNECTION WITH THE
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 3, 1999)

1.0  DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

     1.1 "Affiliated Person" shall mean an employee of an entity other than the Company whose activities may benefit the Company and who has been designated by the Board to be eligible to participate in the Plan.

     1.2 "Award" shall mean either a Stock Option, an SAR, a Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.

     1.3 "Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

     1.4  "Board" shall mean the Board of Directors of the Company.

     1.5 "Cash Award" shall mean the grant by the Committee to a Participant of an Award of cash as described in Section 11 below.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.7 "Committee" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (x) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act and (y) an "outside director" within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.

     1.8 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

     1.9 "Company" shall mean Applied Graphics Technologies, Inc., a Delaware corporation.

     1.10 "Dividend Equivalent Right" shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of hypothetical shares of Common Stock underlying a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of additional Stock Units or Performance Units (as the case may be), or a combination of all of the foregoing.

     1.11 "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

     1.12 "Employee" shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

     1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

     1.14  "Fair Market Value of the Common Stock" shall mean:

          (a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

          (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system:

             (i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or

             (ii) any other value as otherwise determined in good faith by the Board.

     1.15 "Independent Contractor" shall mean a person or an entity that renders services to the Company, but -- if a person -- is not an Employee or a Nonemployee Director.

     1.16 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

     1.17 "Nonemployee Director" shall mean a member of the Board who is not an Employee.

     1.18 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

     1.19 "Participant" shall mean any Employee, Nonemployee Director, Affiliated Person or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

     1.20 "Performance-Based Award" shall mean an Award subject to the achievement of certain performance goal or goals as described in Section 12 below.

     1.21 "Performance Share" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.1 below.

     1.22 "Performance Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.2 below.

     1.23 "Plan" shall mean the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan.

     1.24 "SAR" shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 below.

     1.25 "Stock Award" shall mean the grant by the Committee to a Participant of an Award of Common Stock under Section 9.1 below.

     1.26 "Stock Option" shall mean the grant by the Committee to a Participant of an option to purchase Common Stock under Section 7 below.

     1.27 "Stock Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 9.2 below.

     1.28 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

     1.29 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

     1.30  "Vest" shall mean:

          (a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

          (b) with respect to Awards other than Stock Options and SARs, when the Participant has:

             (i) an unrestricted right, title and interest to receive the compensation (whether payable in cash, Common Stock, or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

             (ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than those restrictions and/or limitations imposed by Section 14 below.

     1.31  "Vesting Date" shall mean the date or dates on which an Award Vests.

     1.32 "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0  PURPOSE AND TERM OF PLAN

     2.1 Purpose. The purpose of the Plan is to provide motivation to certain Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors either through cash payments and/ or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives which will attract and retain highly qualified individuals as Employees and Nonemployee Directors and to assist in aligning the interests of such Employees and Nonemployee Directors with those of its stockholders.

     2.2 Term. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

3.0  ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility and Participation. All Employees of the Company, all Nonemployee Directors, Affiliated Persons and Independent Contractors shall be eligible to participate in the Plan and to receive Awards. Participants shall consist of such Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.0  ADMINISTRATION

     4.1 Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

     4.2 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

     4.3 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

          (a) to determine eligibility for participation in the Plan;

          (b) to determine eligibility for and the type and size of an Award granted under the Plan;

          (c) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

          (d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

          (e) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

          (f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

          (g) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

          (h) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

          (i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

     4.4 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

     4.5 Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefitted from the Plan, as determined by the Committee.

     4.6 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

     4.7 Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

     4.8 Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0  SHARES SUBJECT TO PLAN

     5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Awards under the Plan during its term shall be 7,000,000, which shall include the number of shares of Common Stock available for grants as of the Effective Date under the Company's Revised 1996 Stock Option Plan (the "1996 Plan"). On or about the Effective Date, the Board shall amend the 1996 Plan so that no further grants shall be made under the 1996 Plan and all available shares under the 1996 Plan as of the Effective Date shall be transferred to the Plan. Shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan.

     5.2 Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options and SARs, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code
Section 422.

6.0  MAXIMUM INDIVIDUAL AWARDS

     6.1 Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in cash, Common Stock, or a combination of both) that may be granted to any single Participant during the life of the Plan shall be 1,000,000 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

     6.2 Maximum Dollar Amount Underlying Cash-Based Awards Granted Under the Plan to Any Single Participant. The maximum dollar amount that may be paid to any single Participant with respect to all Awards granted to such Participant measured in cash (whether payable in cash, Common Stock, or a combination of both) during the life of the Plan shall be $30,000,000.

7.0  STOCK OPTIONS

     7.1 In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors. The Committee shall, in its sole discretion, determine the Employees, the Nonemployee Directors, Affiliated Persons and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors, Affiliated Persons and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.8 below.

     7.2 Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (i) the exercise price of any ISO shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant, and (ii) the exercise price of any Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant unless the Committee -- in its sole discretion and due to special circumstances -- determines otherwise on the date of grant.

     7.3 Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that:

          (a) no ISO shall be exercised after the 10th anniversary of the date of grant of such ISO; and

          (b) no Nonqualified Stock Option shall be exercised after the 10th anniversary of the date of grant of such Nonqualified Stock Option, unless the Committee, in its sole discretion, provides otherwise.

     Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

     7.4 Vesting Date. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, such Stock Option shall become exercisable in accordance with the following schedule:

                                                                  CUMULATIVE
                ANNIVERSARY OF DATE OF GRANT                  PERCENT THAT VESTS
                ----------------------------                  ------------------
Less than 1 year............................................           0%
On the first anniversary date...............................          20%
On the second anniversary date..............................          25%
On the third anniversary date...............................          30%
On the fourth anniversary date..............................          35%
On the fifth anniversary date...............................         100%

The Vesting of a Stock Option may also be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting (i) based on individual performance or (ii) if certain performance goals are achieved.

     7.5 Exercise of Stock Options. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock owned by the Participant for a period of greater than six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.

     7.6 Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code
Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

     7.7 Additional Terms and Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

     7.8 Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (an "Original Option") to purchase shares of the stock of any corporation:

          (i) the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary; or

          (ii) which was merged with and into the Company or a Subsidiary;

so that the Original Option is "converted" into a Stock Option (a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code
Section 424(h).

     7.9 Grants to Non-Employee Directors. Upon being elected a Director, each Non-Employee Director shall be granted a Non-Qualified Stock Option to purchase 25,000 (twenty-five thousand) shares of Common Stock, which Stock Option shall be 50% (fifty percent) Vested on the first anniversary date of the date of grant of such Stock Option and shall be 100% (one hundred percent) Vested on the second anniversary date of the date of grant of such Stock Option. In addition, on each anniversary date of the Non-Employee Director's commencement of service as a Director, the Non-Employee Director will be granted a Non-Qualified Stock Option to purchase 5,000 (five thousand) shares of Common Stock, provided that he or she continues to serve as a Director on such date, which Stock Option shall immediately vest on the respective date of such grant.

8.0  SARS

     8.1 In General. The Committee may, in its sole discretion, grant SARs to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors. An SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of:

          (x) the Fair Market Value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the SAR is exercised; over

          (y) the Fair Market Value of the Common Stock, or other specified valuation (which shall be no less than the Fair Market Value of the Common Stock), of such shares of Common Stock on the date the SAR is granted, all as determined by the Committee;

provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted. Each SAR shall be subject to such terms and conditions, including, but not limited to, a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.

9.0  STOCK AWARDS AND STOCK UNITS

     9.1 Stock Awards. The Committee may, in its sole discretion, grant Stock Awards to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award granted to a Participant, such Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

     9.2 Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

     9.3 Payout of Stock Units. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.0  PERFORMANCE SHARES AND PERFORMANCE UNITS

     10.1 Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Share shall consist of a share or shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant who has been granted Performance Shares. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

     10.2 Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Unit is a hypothetical share or shares of Common Stock represented by a notional account which shall be established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be accrued with respect to the Participant who has been granted Performance Units. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

     10.3 Adjustment of Performance Goals. With respect to those Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Shares or Performance Units which the Committee deems necessary or desirable unless at the time of establishment of the performance goals the Committee shall have precluded its authority to make such adjustments.

     10.4 Payout of Performance Shares or Performance Units. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Performance Share or a Performance Unit, the Performance Share or the Performance Unit shall be distributed to the Participant in shares of Common Stock, unless the Committee, in its sole discretion, provides for the payment of the Performance Share or a Performance Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

11.0  CASH AWARDS

     11.1 In General. The Committee may, in its sole discretion, grant Cash Awards to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant's employment within specified periods.

12.0  PERFORMANCE-BASED AWARDS

     12.1 In General. The Committee, in its sole discretion, may designate and design Awards granted under the Plan as Performance-Based Awards (as defined below) if it determines that compensation attributable to such Awards might not otherwise be tax deductible by the Company due to the deduction limitation imposed by Code Section 162(m). Accordingly, an Award granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code
Section 162(m) ("Performance-Based Awards").

     12.2 Qualification of Performance-Based Awards. Awards shall qualify as Performance-Based Awards under the Plan only if:

          (a) at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

          (b) with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) an SAR, which are granted with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

          (c) the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period and (ii) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed);

          (d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied; and

          (e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as "performance-based compensation" under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

     12.3 Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based Awards: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs.

     12.4 Shareholder Reapproval. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this
Section 12 shall be disclosed to and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the 5th year following the year in which the Company stockholders previously approved such performance goals.

13.0  CHANGE IN CONTROL

     13.1 Accelerated Vesting or Payout. Notwithstanding any other provision of this Plan to the contrary, if there is a change in control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 16.3 below.

     13.2 Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a change in control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the change in control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

     13.3 Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

14.0  TERMINATION OF EMPLOYMENT IF PARTICIPANT IS AN EMPLOYEE

     14.1 Termination of Employment Due to Death or Disability. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated due to death or disability:

          (a) all non-Vested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such Participant as of such date; and

          (b) all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of:

             (i) the end of the 12-month period following the date of the Participant's death or the date of the termination of his or her employment, as the case may be; or

             (ii) the date the Stock Option or SAR would otherwise expire.

     14.2 Termination of Employment for Cause. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated by the Company for cause, all Awards held by a Participant on the date of the termination of his or her employment for cause, whether Vested or non-Vested, shall immediately be forfeited by such Participant as of such date.

     14.3 Other Terminations of Employment. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated for any reason other than for cause or other than due to death or disability:

          (a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

          (b) all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of:

              (i) the end of the 90-day period following the date of the termination of the Participant's employment; or

             (ii) the date the Stock Option or SAR would otherwise expire.

     14.4 Committee Discretion. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion and at anytime, provide that:

          (a) any or all non-Vested portions of Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire;

          (b) any or all Vested portions of Nonqualified Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire; and/or

          (c) any or all non-Vested portions of Stock Awards, Stock Units, Performance Shares, Performance Units, and/or Cash Awards held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest.

     14.5 ISOs. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO and (ii) the exercise period of an ISO in the event of a termination of the

Participant's employment due to disability provided in Section 14.1 above shall be applied only if the Participant is "permanently and totally disabled" (as such term is defined in Code Section 22(e)(3)).

15.0  TAXES

     15.1 Withholding Taxes. With respect to Employees, the Company, or the applicable Subsidiary, may require a Participant who has become vested in his or her Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation or entity that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is entitled upon the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

     15.2 Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (i) directing the Company, Subsidiary or other entity that employs such Participant to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case not in excess of the related personal tax liabilities), (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

     15.3 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.0  AMENDMENT AND TERMINATION

     16.1 Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

     16.2 Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this
Section 16.2 shall reduce the amount of any outstanding

Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without the approval of the stockholders of the Company:

          (a) increase the total number of shares which may be issued under the Plan;

          (b) increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;

          (c) increase the maximum dollar amount with respect to all Awards measured in cash that may be paid to any individual under the Plan; or

          (d) modify the requirements as to eligibility for Awards under the Plan.

     In addition, the Plan shall not be amended without the approval of such amendment by the Company's stockholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.

     16.3 Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Nonemployee Director, Affiliated Person or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under the Plan, or any award previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

17.0  MISCELLANEOUS

     17.1 Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

     17.2 Transferability. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion and on a case-by-case basis, may permit the transferability of a Nonqualified Stock Option by a Participant, including, but not limited to, members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and all such transfers shall be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

     17.3 Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company's tax counsel.

     17.4 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     17.5 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     17.6 No Right to Continued Employment or Service or to Grants. The Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Affiliated Person or Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

     17.7 Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 17.7 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

     17.8 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

     17.9 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.

     17.10 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 1999.

The undersigned hereby appoints Fred Drasner, Martin D. Krall and Louis Salamone, Jr., and each of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of Applied Graphics Technologies, Inc. to be held on Thursday June 3, 1999, at 10:00 a.m. local time at the Harmonie Club, 4 East 60th Street, New York, New York 10022.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                     (Continued and to be dated and signed on the reverse side.)

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL


PROPOSAL 1: ELECTION OF ALL DIRECTORS

FOR all nominees listed below   / /

WITHHOLD AUTHORITY to vote for all nominees listed below    / /

EXCEPTIONS*        / /


Nominees: Fred Drasner, John R. Harris, Martin D. Krall, Marne Obernauer, Jr.,
          David R. Parker, Howard Stringer, Linda J. Wachner, John Zuccotti and Mortimer B. Zuckerman

(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ________________________________________________________________


PROPOSAL 2: APPROVAL OF AMENDMENT OF THE APPLIED GRAPHICS TECHNOLOGIES, INC. 1998 INCENTIVE COMPENSATION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 3,000,000 TO AN AGGREGATE OF 7,000,000.


FOR        / /     AGAINST        / /     ABSTAIN        / /



IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                Change of Address and/or
                                                Comments Mark Here          / /


Noted: Please sign as name appears hereon. Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.


Date: ________________________________________________________________



(Signature) X: _______________________________________________________



(Signature) X: _______________________________________________________



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              VOTES MUST BE INDICATED
                                              (X) IN BLACK OR BLUE INK.   /X/